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                                Exhibit No. 23





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                                                                      Exhibit 23

                       Consent of Independent Auditors



We consent to the incorporation by reference in the Bank South Corporation (1) Registration Statement (Form S-8 No. 33-23592) dated August 1, 1988, (2) Registration Statement (Form S-8 No. 2-87371) as amended on February 27, 1987,
(3) Registration Statement (Form S-8 No. 33-19257) dated December 23, 1987, (4) Registration Statement (Form S-8 No. 33-19256) dated December 23, 1987, (5) Registration Statement (Form S-3 No. 33-46896) as amended on April 21, 1992,
(6) Registration Statement (Form S-3 No. 33-61470) dated April 22, 1993, (7) Registration Statement (Form S-8 No. 33-61518) dated April 23, 1993, (8) Registration Statement (Form S-8 No. 33-61522) dated April 23, 1993, (9) Registration Statement (Form S-8 No. 33-61526) dated April 23, 1993, (10) Registration Statement (Form S-8 No. 33-66254) dated July 20, 1993, (11) Registration Statement (Form S-8 No. 33-52791) dated March 18, 1994, (12) Registration Statement (Form S-8 No. 33-53493) dated May 5, 1994, (13) Registration Statement (Form S-8 No. 33-53497) dated May 5, 1994, and (14) Registration Statement (Form S-8 No. 33-57791) dated February 22, 1995, of our report dated January 19, 1995, except for the pooling of interests with Gwinnett Bancshares, Inc. as to which the date is February 17, 1995, with respect to the consolidated financial statements of Bank South Corporation included in this Current Report (Form 8-K) dated October 10, 1995.



                                                        ERNST & YOUNG LLP


Atlanta, Georgia
October 10, 1995